                                                                    Exhibit 10.3


                                 MIP OBJECTIVES


- Increase employees' UNDERSTANDING of the business objectives


- Focus attention on ACHIEVING the business objectives


- SHARE the company's financial success with everyone who contributes to that success.

MUTUAL INCENTIVE PLAN

The Mutual Incentive Plan (MIP) is a program designed to encourage and reward you in the achievement of established company and productivity goals.

When Phoenix Home Life Mutual Company (Phoenix) achieves a combination of financial and operational goals, you will share in the financial success of the company.

Many of you have been working hard to help the company meet its goals. The MIP provides a way for you to know what these goals are, to keep informed about their progress during the year, and to be rewarded when they are achieved.

Your cash compensation is comprised of two components: FIXED pay and VARIABLE pay. Your annual salary is your fixed pay. The MIP bonus is your variable pay because the size of the annual awards will vary depending on company results.

                                   ELIGIBILITY


The following eligibility criteria applies:

1. You must be employed as a regular full-time or part-time employee by Phoenix before December 1 of the plan year. Employees hired during the plan year will be eligible for a prorated bonus, which will be based on the actual month of hire. Temporary employees are not eligible.

2. You must be actively at work and not on probation on the date of the award payment. Actively at work means that you are employed by the company and are working your normal work schedule. Employees who are on an approved paid leave, such as military leave, jury duty, Family and Medical Leave, Sickness Salary Continuance, and approved vacation are considered actively at work.

3.  You are not a participant in another Phoenix incentive plan.

Prorated MIP award payments are made under the following circumstances:

        - If you retired during the plan year, payment is based on the actual number of months worked during the plan year. No further MIP payments will be made during your retirement.

        - If you qualify for disability benefits under the provisions of the Phoenix Long Term Disability (LTD) plan during the MIP plan year, the payment is based on the actual number of months worked. No further MIP payments will be made if you remain on LTD after the end of the MIP plan year in which you became disabled.

        - If you die during the plan year, your beneficiary will receive payment based on the actual number of months worked during the plan year.

No MIP award payment is made if you leave Phoenix during the plan year or before the date of the actual award payment.

                                HOW THE MIP WORKS

Your TARGET AWARD is a percentage of your salary. You could receive 0-200% of your target award based on how the company results are as compared to goal. The measures of financial success that will determine the awards are:

-   Risk Based Capital
-   Corporate Performance
-   Productivity
-   Return on Equity (ROE)

These financial measures are defined below:

 --------------------------  ------------------------  -----------------------
                                    HOW IS IT                WHY IS IT
          MEASURE                   MEASURED?                IMPORTANT?
 --------------------------  ------------------------  -----------------------
 RISK BASED                  Compares adjusted         Defines the minimum
 CAPITAL                     surplus to minimum        surplus level for a
                             surplus level.            company.
 --------------------------  ------------------------  -----------------------
 CORPORATE                   Revenue and               Focuses everyone on
 PERFORMANCE                 Profitability             maximizing profits
                                                       for policyholders.
 --------------------------  ------------------------  -----------------------
 PRODUCTIVITY                                          Focuses everyone on
 1. Expense control          Expenses in relation      controlling expenses
                             to Revenue                to ensure cost
 2. Staffing                 Salary Expenses in        efficiency and on
                             relation to Revenue       keeping expenses in
                                                       line with revenue
                                                       growth.
 --------------------------  ------------------------  -----------------------
 RETURN ON                   Income in relation to     A key indicator of a
 EQUITY                      Equity                    company's
                                                       profitability.
 --------------------------  ------------------------  -----------------------

The company's financial plan sets specific objectives for the company as a whole. Factored into the objectives is consideration for legislative and competitive trends as well as a level of growth Phoenix would like to achieve. These objectives then become the target measures for the MIP. Minimum and maximum measures are also defined. Please refer to this year's specific MIP measures.

Your target award will be weighted as follows:

 --------------------------  ------------------------------------------------
        Performance                           Productivity
 --------------------------  ------------------------------------------------
                                 Expense Control             Staffing
 --------------------------  ------------------------  ----------------------
            2/3                        1/6                      1/6
 --------------------------  ------------------------  ----------------------

The Return on Equity (ROE) measure will adjust the overall MIP awards UP or DOWN depending on the change to the planned ROE. For every .20 percent change in the planned ROE, a corresponding 5 percent MIP award adjustment will be made, to a maximum of a 25 percent adjustment (up or down) and a maximum target award not to exceed 200%.

                              HOW TARGET AWARDS ARE
                                   DETERMINED


While the provisions of the MIP are the same for all participants, target awards vary by grade. There are two reasons for the target award variance.

First, employees with more responsibility to impact company results have more of their total compensation tied directly to the accomplishments of those results. The higher you go in the organization, the greater the portion of your total compensation is "at risk" - that is, the more pay you will not receive if the company does not meet its objectives. Those employees who have less control over the results have more of their total compensation "guaranteed" in the form of base salary.

Second, the "mix" of fixed pay and variable pay generally varies by grade at other incentive-paying companies. This is important because the salary program at Phoenix is designed to be competitive from a total compensation perspective. With the administration of the MIP at these target levels, our salary program remains competitive.

Here are the targets by grade level:

  ---------------------------------------------------------------------------
         GRADE             MINIMUM            TARGET            MAXIMUM
  ---------------------------------------------------------------------------
         1-7*                 0                2.5%                5%
         8-11                 0                  5%               10%
         12-13                0                 10%               20%
         14-16                0                 20%               40%
  ---------------------------------------------------------------------------

* grades 34, 35, and 36 are included in the 2.5% target range.

Here are the targets by bands:

  ---------------------------------------------------------------------------
          BAND             MINIMUM            TARGET            MAXIMUM
  ---------------------------------------------------------------------------
          A-B                 0                2.5%                5%
          C-D                 0                  5%               10%
           E                  0                 10%               20%
           F                  0                 20%               40%
           G                  0                 20%               40%
  ---------------------------------------------------------------------------

Your target award is determined by multiplying the target percentage for your grade by your base salary as of December 31 of the plan year. The actual award will depend on the financial results of the company. If the goals of the MIP measures are EXACTLY MET, you will receive your target award. If the company EXCEEDS THE GOALS by a wide margin, you may receive up to two times your target award. If the goals ARE NOT MET, you could receive a smaller award or no award under this plan.

                                HOW YOUR AWARD IS
                                   CALCULATED


At the end of the plan year, senior management will review the company financial results. Based on the MIP formula and company results, the percent of target awards will be determined by the Board of Directors. Your award will then be calculated and rounded to the nearest whole dollar. Awards will be paid in March following the plan year.

The calculation of an award is demonstrated in the following examples, using sample company results, for a grade 8 employee:

MIP PARTICIPANT:  Salary:  $30,000
                  Target Award: 5% or $1,500

EXAMPLE #1: RESULTS AT 115% OF TARGET

                                  RESULTS                  WEIGHT
                                  -------                  ------
Corporate Performance               125%                    2/3
Expense Control (Ind. LOB)           90%                    1/6
Staffing (Ind. LOB)                 100%                    1/6
Return on Equity                    .20% above plan

DETERMINATION OF PERCENT OF AWARD:

AWARD CALCULATION:
Target Award      x        % of Target Award   =   MIP Award
------------               -----------------       ---------
  $1,500                         115%               $1,725

 MIP Award        x          ROE Adjustment       Total Award
------------                 --------------       -----------
  $1,725                           5%               $1,811

EXAMPLE #2: RESULTS AT 95% OF TARGET

                                  RESULTS                  WEIGHT
                                  -------                  ------
Corporate Performance               97%                     2/3
Expense Control (Ind. LOB)          90%                     1/6
Staffing (Ind. LOB)                 92%                     1/6
Return on Equity                   .60% below plan

DETERMINATION OF PERCENT OF AWARD:
                                  Results x Weight = Total
                                  -------   ------   ------
Corporate Performance             125%       2/3     83.33%
Expense Control                    90%       1/6     15.00%
Staffing                          100        1/6     16.67%
                                                     ------
                                                       115%

AWARD CALCULATION:
Target Award      x        % of Target Award   =  MIP Award
------------               -----------------      ---------
  $1,500                          95%              $1,425

 MIP Award        x        ROE Adjustment        Total Award
 ---------                 --------------        -----------
  $1,425                          15%              $1,211

                              QUESTIONS AND ANSWERS


WHAT CAN I DO TO HELP THE COMPANY MEET ITS BUSINESS OBJECTIVES?

Very few employees can single-handedly make a big difference in the company's revenue, profitability, and expense goals. But everyone can make a little difference and those little differences add up. For example, if each of 2,000 employees found a way to save $500 in expenses, it would total a $1,000,000 expense reduction. Here are some things you can do.

-  provide great service to a client, agent, broker, policyholder or co-worker
-  improve efficiency through streamlining or automating work
-  support a sale
-  bring a project in on schedule and within budget
- reduce an expense; i.e. supplies, the use of temporary employees, or overtime, etc.
-  learn a new skill and apply it to your job
-  learn about business objectives and how you can help achieve them

If we all work together to meet our corporate and line of business goals, our collective efforts, large and small, will make a big difference.

IS THE MIP A WAY FOR THE COMPANY TO SAVE MONEY?

The company will spend more on overall compensation in years when we meet or exceed the goals of the MIP measures and less in years when we don't achieve these goals. It is hoped that the company will continue to meet its business goals, and that this program will provide employees with the potential to receive more compensation than they otherwise would have received.

HOW CAN I TRACK THE COMPANY'S PERFORMANCE AGAINST MIP MEASURES DURING THE YEAR?

Monthly progress reports are available on Lotus Notes. Progress against MIP measures is also published regularly in the Weekly News. It's important that you not only understand the company's goals, but that you are able to track performance against these goals.

WHAT IF I CHANGE GRADES DURING THE PLAN YEAR?

Your award will be based on the job grade you are in as of December 31 of the plan year.

CAN A LOWER-THAN-PLAN ROE REDUCE THE AMOUNT OF MY MIP AWARD?

Yes, it can. If ROE results are below plan, the ROE adjustment will be subtracted from your calculated MIP award. Conversely, if the ROE results exceed plan, the ROE adjustment will be added to your calculated MIP award.

WILL THE PLAN AFFECT MY EMPLOYEE BENEFIT PLANS?

No. Incentive plan payments will not be included in the calculation of your benefits, such as pension, 401(k), life insurance, and disability.

HOW WILL THE AWARDS BE PAID?

Awards will be paid by separate check or direct deposit in March following the plan year. The awards are taxed as supplemental wages.

IF I AM HIRED BY PHOENIX ON MAY 15, 2000, WILL I BE ELIGIBLE FOR A BONUS IN
2001?

Bonuses for employees hired during the plan year are prorated to reflect their actual hire date. In the case above, you would be eligible to receive a bonus equivalent to 8 months of a full-year bonus.


This plan is effective January 1 through December 31. Each year the plan will be reviewed and evaluated for continuation.

The financial results will be determined and then reviewed and certified by auditors. Based on these results, the incentive awards will be determined. The Human Resources Committee of the Board of Directors will review the total of bonuses to be paid at their February meeting. The committee may at its discretion, modify awards.

Plan participants have no right or entitlement to any incentive award until payments are made and other conditions stated in the plan are met. The company may amend this plan from time to time or terminate this plan at any time without advance notice. No consent of any participant is required to terminate, modify, or change this plan.

                                    GLOSSARY

REVENUE: Money earned from the sales of products and services; for example, premiums from the sale of policies or fees charged for services.

LINE OF BUSINESS REVENUE: Revenue earned by one line of business.

CORPORATE REVENUES: The total of all revenues earned by the lines of business.

RETURN ON EQUITY: GAAP after-tax net income in relation to GAAP equity (defined as the excess of assets over liabilities).

EXPENSES (CONTROLLABLE): The cost of goods and services that the company requires to conduct its business, excluding policy, commission or tax-related expenses. An example of a controllable expense would be salaries, travel or rent.

PROFITABILITY: The revenue left over after claims, commissions, and expenses have been paid.

SALARY EXPENSE: A controllable expense that includes employee salaries, consultant fees, overtime, and temporary employee pay.

RISK BASED CAPITAL: A regulatory formula which defines the minimum surplus level for a company based upon the level of investment, insurance, and business risk that it undertakes.

TARGET AWARD: Your base salary as of December 31 multiplied by the target percent for your grade. The target award would be paid if the company goals are exactly met.

PLAN YEAR: January 1 to December 31.

                         DEFERRED COMPENSATION AGREEMENT


         AGREEMENT entered into as of the ________ day of __________ 199__ between Phoenix Home Life Mutual Insurance Company, a mutual life insurance company domiciled in the State of New York (hereinafter referred to as "Phoenix") and by _____________________ of ________________ (hereinafter referred to as "Employee").

         Whereas, the Employee is currently rendering valuable services to Phoenix Home, and

         Whereas, it is the desire of Phoenix Home to have the benefit of the Employee's continued loyalty, service and counsel and also to assist the Employee in planning for retirement and certain other contingencies, it is hereby agreed:

                    SECTION I: DEFERRED COMPENSATION ACCOUNT

A. Each year prior to the determination of any Mutual Incentive Plan award, the Employee may make an irrevocable written election (attached to and made a part of this Agreement) to defer receipt of all or any portion of such award from Phoenix that would otherwise be received.

B. Any amount awarded and deferred under the terms of this Agreement shall be controlled solely by the terms of this Agreement and shall be net of any applicable employment taxes.

C. Any amounts deferred by the Employee shall be credited to a Deferred Compensation Account established for such Employee. Payments from such Deferred Compensation Account shall only be made at the time and under the occurrences set forth in Section II of this Agreement.

D. At the time such bonus amounts are awarded, the amount deferred will be deemed to be invested in a general account of Phoenix Home for which Phoenix Home will set an interest rate applicable to this and other Management Incentive Plan deferred compensation agreements. Such interest rate shall be determined by Phoenix Home each year and shall be applicable to all amounts deemed to be held in the general account in accordance with the Employee's election. Any interest credits for the Deferred Compensation Account will be credited as of the end of each calendar year, or to the date of payout. Phoenix Home shall have the right at any time to add investment options, cease to offer the above described investment provisions, and alter or adjust the basis or method of calculating any interest or earnings under the provisions outlined above.

E. Phoenix Home reserves the right to reduce the interest or earnings on deferred compensation amounts for any federal or state taxes which it may incur as a result of interest or earnings on amounts held under this Agreement.

F. Phoenix Home shall be under no obligation to actually make any investment as described in Paragraph D. Reference to any such investment shall be solely for the purpose of aiding Phoenix Home in measuring and meeting its liabilities under the terms of this Agreement. In any event, if any investments are made, Phoenix Home shall be named the sole owner and shall have all of the rights and privileges conferred by any instrument evidencing such investments. Such investments shall not be segregated, set aside or held in trust or escrow and shall at all times remain the unrestricted assets of Phoenix Home subject to the claim of its general creditors.

G. Phoenix reserves the right, at its sole discretion, to terminate this Agreement upon written notice to the Employee. Provided, however, that such termination shall not effect any rights or benefits accrued or in payment status under the Agreement as of the date of such termination. Further, at its sole discretion, Phoenix may elect to distribute in one
         (1) lump sum to the Employee or any beneficiary, as the case may be, the value of the Deferred Compensation Account or the commuted value of any remaining installment payments.

                  SECTION II: PAYMENT OF DEFERRED COMPENSATION

A. At each time an election is made to defer receipt of compensation, the Employee shall also make an election (attached to and made a part of this Agreement) as to the method of distribution of amounts deferred. The method of distribution shall be either in a lump sum or as annual installments of over a period of years not to exceed ten (10).

         The Employee may elect to change the method of distribution for all or a portion of the Deferred Compensation Account by written notice to Phoenix Home. Such election shall become effective in the year following the year such election is made. If the annual installment method is elected, no change in the number or timing of such installments shall be permitted after such installments have commenced.

B. The payment of the balance to the credit of the Employee in the Deferred Compensation Account shall be made or commence to be made in accordance with the manner elected by the Employee not later than 30 days after the earlier of such Employee's retirement, termination of employment with Phoenix Home or Its subsidiaries, death or permanent disability or payment date specified in the election form. Any amounts payable by reason of the Employee's death shall be paid in one lump sum to the beneficiary or beneficiaries designated by the Employee in
         Section III of this Agreement.

C. If the annual installment method is elected, all amounts held in the Deferred Compensation Account shall be withdrawn therefrom up to thirty
         (30) days prior to the first installment payment date and applied to purchase a period certain annuity in the name of Phoenix Home, the proceeds of which will be paid to the employee in accordance with the installment payment schedule elected. Such annuity will be based on Phoenix's current practice rates for individual annuities in effect at the time of purchase.

                      SECTION III: BENEFICIARY DESIGNATION

         The following are hereby designated as beneficiaries for the purpose of payments in the event of the death of the Employee prior to the payment of all benefits under this Agreement:

                  Primary:    ______________________________

                  Contingent: ______________________________

         The Employee shall have the right to designate by written notice to Phoenix new or additional beneficiaries.

                       SECTION IV: BENEFITS NONASSIGNABLE

         It being the intent of Phoenix Home that the benefits provided by this Agreement will be available for the support and maintenance of the Employee and the Employee's beneficiaries in the event of certain contingencies, Phoenix Home wishes to limit the rights of the Employee and the Employee's beneficiaries in a manner which will assure that those benefits will always be of a size and duration sufficient to provide for the support and maintenance of the Employee and the Employee's beneficiaries. Therefore, the benefits provided hereunder will not be subject to alienation, garnishment, attachment or any other legal process by creditors of the Employee or of any person or persons designated as beneficiaries in Section III. Furthermore, except by will or the laws of descent or distribution, the Employee and any beneficiary may not anticipate the benefits provided hereunder by assignment, pledge, sale or similar act.

                             SECTION V: OTHER RIGHTS

         This Agreement creates no rights in the Employee to continue the Employee's affiliation with Phoenix Home for any length of time, nor does it create any rights in the Employee or obligations in the part of Phoenix Home other than those set forth herein. Furthermore, this Agreement does not guarantee any award to the Employee or in any way obligate Phoenix Home to grant such award. Any amounts deferred under this Agreement shall be contingent on the actual granting of such award.

                             SECTION VI: DEFINITIONS

A.       Compensation

         Compensation means the bonus amount determined by Phoenix with respect to the Employee by reason of such Employee's participation in the Mutual Incentive Plan.

B.       Permanent Disability

         Permanent Disability means the total inability as a result of injury or sickness, to perform the duties of any gainful occupation for which the Employee is fitted by training, education or experience. Such determination shall be made by Phoenix Home based on its examination of all applicable facts and circumstances.

                          SECTION VII: REPRESENTATIONS

Phoenix represents that it is entering into this Agreement at Employee's request to fulfill its compensation obligations to the Employee. The Employee represents: (a) that he/she is entering into this Agreement primarily for compensatory and tax deferral purposes; (b) that, if he/she has had access to all material information concerning Phoenix and the operation of its general account together with the opportunity to have any questions he/she may have about Phoenix and the operation of its general account answered by representatives of Phoenix; and (c) the, he/she acknowledges receipt of the explanatory and disclosure letter from Phoenix and acknowledge and concurs with all representations made therein.

THIS AGREEMENT is solely between Phoenix Home and the Employee

The Employee and any beneficiaries designated in Section III, shall have recourse only against Phoenix for enforcement, and it shall be binding upon the beneficial heirs, assignees, executors and administrators of the Employee and upon the successors and assigns of Phoenix.

EXECUTED by the undersigned this __________ day of ____________ 199__.

                                            PHOENIX HOME LIFE MUTUAL
                                            INSURANCE COMPANY

Witness: __________________________         By: ________________________________

                                            EMPLOYEE

Witness: __________________________         By: ________________________________

                              MUTUAL INCENTIVE PLAN
                DEFERRED COMPENSATION AMOUNT AND PAYMENT ELECTION

I hereby irrevocably elect to defer ____% of the 199__ Mutual Incentive Plan award, if and when such award is determined. Deferral amount must be at least 10% of award and election must be in 10% increments.

I hereby elect that my Deferred Compensation Account balance be paid to me in accordance with the Payment Date provisions specified below.

      _________ in one lump sum,

      _________ in _________ (2-10) annual installments, based on annuity rates.

I understand that I may change the method of payment of my Deferred Compensation Account subject to the terms and conditions set forth in the Deferred Compensation Agreement.

Payment date _____________________ or upon the Employee's retirement, death, termination of employment or permanent disability, if earlier. If Payment Date is not specified, payments shall be made or commence to be made upon the Employee's retirement, death, termination of employment or permanent disability, whichever first occurs.

By signing below, (i) I acknowledge receipt of the disclosure letter from Phoenix Home Life and acknowledge and concur with the representations made therein; and (ii) I acknowledge that Phoenix Home Life has the right to terminate my participation in the Deferred Compensation Program in order to comply with applicable securities laws or for any reason whatsoever. Provided, however, that such termination shall not effect any rights or benefits accrued or in payment status under the Agreement as of the date of such termination. Further, at its sole discretion, Phoenix Home Life may elect to distribute in one (1) lump sum to me or my beneficiary, as the case may be, the value of the Deferred Compensation Account or the commuted value of any remaining installment payments.

                                           Accepted for Phoenix Home Life Mutual
                                           Insurance Company by:

                                           ____________________________________
                                           Name:

                                           ____________________________________
                                           Title:

____________________________________
Employee

____________________________________
Date